SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: August 2, 2011
(Date of Earliest Event Reported)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300 Lake Forest, Illinois 60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On August 2, 2011, Akorn, Inc. (the “Company”), issued a press release announcing that it has entered into an agreement to acquire a minority ownership interest in Aciex Therapeutics Inc., an ophthalmic drug development company located in Westborough, Massachusetts that is focused on developing novel therapeutics to treat ocular diseases.  In addition, the Company signed a global licensing agreement for a novel over-the-counter eye care product and a manufacturing agreement for one of Aciex’s lead prescription products

The entire text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01             Regulation FD Disclosure

The description of the agreements between the Company and Aciex Therapeutics Inc. contained herein is qualified in its entirety by the complete text of the press release dated August 2, 2011 announcing the Company’s entry into these agreement, which has been included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01             Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Press release issued by the Company on August 2, 2011 announcing the Company’s entry into a definitive agreement to acquire a minority ownership interest in Aciex Therapeutics Inc., an ophthalmic drug development company focused on developing novel therapeutics to treat ocular diseases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

		By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:	August 2, 2011